Exhibit 99.2

HOSPITALITY PROPERTIES TRUST

Second Quarter 2008

Supplemental Operating and Financial Data

Unless otherwise noted all amounts in this report are unaudited.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS SUPPLEMENTAL OPERATING AND FINANCIAL DATA REPORT CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS APPEAR IN A NUMBER OF PLACES IN THIS REPORT AND INCLUDE BUT ARE NOT LIMITED TO STATEMENTS REGARDING OUR INTENT, BELIEF OR EXPECTATION, OR THE INTENT, BELIEF OR EXPECTATION OF OUR TRUSTEES AND OFFICERS WITH RESPECT TO:

•                  OUR MANAGERS’ OR TENANTS’ ABILITIES TO PAY RETURNS OR RENT TO US;

•                  OUR ABILITY TO PURCHASE ADDITIONAL PROPERTIES;

•                  OUR INTENT TO REFURBISH OR REBRAND CERTAIN OF OUR PROPERTIES;

•                  OUR ABILITY TO PAY INTEREST AND DEBT PRINCIPAL AND MAKE DISTRIBUTIONS;

•                  OUR POLICIES AND PLANS REGARDING INVESTMENTS AND FINANCINGS;

•                  OUR TAX STATUS AS A REAL ESTATE INVESTMENT TRUST;

•                  OUR ABILITY TO APPROPRIATELY BALANCE THE USE OF DEBT AND EQUITY AND TO RAISE CAPITAL; AND

•                  OTHER MATTERS.

ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  SUCH FACTORS INCLUDE, WITHOUT LIMITATION:

•                  THE IMPACT OF CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS (INCLUDING THE RECENT CHANGES IN THE CAPITAL MARKETS) ON US AND OUR MANAGERS AND TENANTS;

•                  COMPLIANCE WITH AND CHANGES TO LAWS AND REGULATIONS AFFECTING THE REAL ESTATE, HOTEL, TRANSPORATION AND TRAVEL CENTER INDUSTRIES; AND

•                  COMPETITION WITHIN THE REAL ESTATE, HOTEL AND TRAVEL CENTER INDUSTRIES GENERALLY AND AMONG REITS.

FOR EXAMPLE:

•      IF THE AVAILABILITY OF DEBT CAPITAL REMAINS RESTRICTED OR BECOMES MORE RESTRICTED, WE MAY BE UNABLE TO REFINANCE OR REPAY OUR DEBT OBLIGATIONS WHEN THEY BECOME DUE OR ON TERMS WHICH ARE AS FAVORABLE AS WE NOW HAVE;

•      HOTEL ROOM DEMAND IS USUALLY A REFLECTION OF GENERAL ECONOMIC ACTIVITY IN THE UNITED STATES; AND IF HOTEL ROOM DEMAND BECOMES DEPRESSED BECAUSE OF A GENERAL SLOWING OF THE ECONOMY, THE OPERATING RESULTS OF OUR HOTELS MAY DECLINE, THE FINANCIAL RESULTS OF OUR MANAGERS AND TENANTS MAY DECLINE AND OUR OPERATORS AND TENANTS MAY BE UNABLE TO PAY OUR RETURNS OR RENTS;

•      THE PRICE WHICH TA MUST PAY TO PURCHASE DIESEL FUEL AND OTHER PRODUCTS WHICH IT SELLS MAY CONTINUE TO MATERIALLY INCREASE, AND THESE PRICE INCREASES MAY INCREASE TA’S WORKING CAPITAL REQUIREMENTS MORE THAN CURRENTLY EXPECTED;

•      THE CURRENT SLOWING OF THE U.S. ECONOMY MAY CONTINUE FOR LONGER OR BE WORSE THAN HPT NOW ANTICIPATES.  SUCH CIRCUMSTANCES MAY REDUCE THE DEMAND FOR TA’S GOODS AND SERVICES AND REDUCE TA’S ABILITY TO GENERATE THE CASH FLOWS NECESSARY TO PAY HPT’S RENTS;

•      FUEL CONSERVATION EFFORTS, AN EXTENDED PERIOD OF LIMITED ACTIVITY IN THE HOUSING DEVELOPMENT INDUSTRY OR A SIGNIFICANT AND PROLONGED DECLINE IN THE IMPORT INTO THE U.S. OF CONSUMER GOODS, EACH OF WHICH MAY AFFECT THE DEMAND FOR TA’S GOODS AND SERVICES BY TRUCKERS, WOULD ADVERSELY AFFECT TA’S BUSINESS AND TA’S ABILITY TO PAY RENTS, INCLUDING DEFERRED AMOUNTS DUE TO HPT; OR

•      TA MAY BE OR BECOME UNABLE TO PROPERLY MANAGE ITS BUSINESS TO PRODUCE ADEQUATE CASH FLOWS TO PAY ITS OBLIGATIONS; AND

•      WE MAY BE UNABLE TO IDENTIFY PROPERTIES THAT WE WANT TO ACQUIRE OR TO NEGOTIATE ACCEPTABLE PURCHASE PRICES, AQCUISITION FINANCING TERMS, MANAGEMENT AGREEMENTS OR LEASE TERMS FOR NEW PROPERTIES.

THESE UNEXPECTED RESULTS COULD OCCUR FOR MANY DIFFERENT REASONS, SOME OF WHICH, SUCH AS NATURAL DISASTERS OR CHANGES IN OUR MANAGERS’ OR TENANTS’ REVENUES OR COSTS, OR CHANGES IN CAPITAL MARKETS OR THE ECONOMY GENERALLY, ARE BEYOND OUR CONTROL.

OTHER RISKS MAY ADVERSELY IMPACT US, AS DESCRIBED MORE FULLY IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2007 UNDER “ITEM 1A. RISK FACTORS.”

FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE UNDERTAKE NO OBLIGATION TO UPDATE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

CORPORATE INFORMATION

Hospitality Properties Trust

Supplemental Operating and Financial Data

June 30, 2008

COMPANY PROFILE

The Company:

Hospitality Properties Trust is a real estate investment trust, or REIT.  As of June 30, 2008, we owned 290 hotels and 185 travel centers located in 44 states, Puerto Rico, and Canada. At June 30, 2008, our properties were operated by operating companies under thirteen long term management or lease agreements. We are the only investment grade rated, publicly owned hospitality REIT in the Country and we are currently included in a number of financial indices, including the S&P 400 MidCap Index, the Russell 1000 Index, the MSCI U.S. REIT index, the FTSE EPRA/NAREIT United States index and the S&P REIT Composite index.

Strategy:

Our business strategy is to maintain and grow an investment portfolio of high quality hotels and travel centers operated by experienced managers. Our properties are managed or leased under long term agreements that provide us cash flows in the form of minimum returns and rents. We also seek to participate in operating improvements at our properties by charging rent increases based upon percentages of gross revenue increases at our leased properties and participating in hotel profits in excess of the minimum returns due to us at our managed hotels. Generally, we prefer to purchase multiple properties in one transaction because we believe a single operating agreement for multiple properties in diverse locations

Management:

Hospitality Properties Trust is managed by Reit Management & Research LLC, or RMR. RMR was founded in 1986 to manage public investments in real estate. As of June 30, 2008, RMR managed one of the largest  portfolios of publicly owned real estate in the United States, including over 1,300 properties, located in 45 states, Washington, DC, Puerto Rico and Ontario, Canada. RMR has approximately  550 employees in its headquarters and regional  offices located throughout the Country. In addition to  managing HPT, RMR and its affiliates also manage HRPT  Properties Trust, a publicly traded REIT  that primarily owns  office buildings and industrial properties, Senior Housing   Properties Trust, a publicly traded REIT that primarily owns  senior living properties, eight publicly traded mutual funds,  which principally invest in securities of real estate companies  (excluding securities of companies managed by RMR and its  affiliates) and two real estate based operating companies in the healthcare and travel center industries. The public companies managed by RMR and its affiliates had combined total market capitalization of approximately $14 billion as of June 30, 2008.  We believe that being managed by RMR is a competitive advantage for HPT because RMR provides HPT with a depth of  management and experience which may be unequaled in the real estate industry.  We also believe RMR provides management services to HPT at costs that are lower than HPT would have to pay for similar quality services.

enhances the stability of our cash flows. When we buy individual properties we usually add those properties to a combination lease or management agreement for other properties that we own. We have a conservative capital structure and limit the amount of debt financing we use. We do not have any investments in joint ventures or partnerships.

Stock Exchange Listing:	Corporate Headquarters:

New York Stock Exchange	400 Centre Street
Newton, MA 02458
Trading Symbol:	(t) (617) 964-8389
(f) (617) 969-5730
Common Shares — HPT
Preferred Shares Series B — HPT-B
Preferred Shares Series C — HPT-C

Senior Unsecured Debt Ratings:

Standard & Poor’s — BBB
Moody’s — Baa2

Portfolio Data by Manager (as of 6/30/08):

							Percent
			Percent of			Annualized	of Total
		Number	Number		Percent of	Minimum	Minimum
	Number of	of Rooms	of Rooms	Investment	Total	Return /	Return /
Manager	Properties	/Suites (1)	/Suites (1)	(000s)	Investment	Rent (000s)	Rent

InterContinental	131	20,140	47%	$1,778,777	28%	$153,270	27%
Marriott International	125	17,926	42%	1,540,123	24%	157,191	27%
Hyatt	23	2,784	6%	302,902	5%	21,837	4%
Carlson	11	2,096	5%	202,251	3%	12,920	2%
TA (2)(3)	185	N/A	N/A	2,525,186	40%	225,796	40%
Total	475	42,946	100%	$6,349,239	100%	$571,014	100%

Operating Statistics by Operating Agreement (Q2 2008):

			Annualized	Percent
		Number	Minimum	of Total					RevPAR
	Number of	of Rooms	Return /	Minimum	Coverage (4)				Change (5)
Operating Agreement	Properties	/Suites (1)	Rent (000s)	Return / Rent	Q2		LTM		Q2	LTM

InterContinental (no. 1)	31	3,844	$37,882	7%	1.29	x	1.14	x	3.2%	6.2%
InterContinental (no. 2)	76	9,220	50,000	9%	1.55	x	1.42	x	0.9%	1.5%
InterContinental (no. 3)	14	4,139	44,258	8%	1.59	x	1.36	x	1.6%	5.2%
InterContinental (no. 4)	10	2,937	21,130	4%	1.18	x	1.18	x	0.2%	0.2%
Marriott (no. 1)	53	7,610	58,544	10%	1.74	x	1.60	x	-0.5%	3.5%
Marriott (no. 2)	18	2,178	20,643	3%	1.25	x	1.20	x	-2.0%	-0.8%
Marriott (no. 3) (6)	34	5,026	43,974	8%	1.47	x	1.26	x	-0.5%	2.0%
Marriott (no. 4)	19	2,756	28,508	5%	1.29	x	1.22	x	1.0%	4.1%
Marriott (no. 5) (6)	1	356	5,522	1%	0.36	x	0.61	x	-5.2%	4.2%
Hyatt	23	2,784	21,837	4%	1.19	x	0.85	x	31.0%	28.8%
Carlson	11	2,096	12,920	2%	1.51	x	1.61	x	3.3%	5.3%
TA (no. 1) (2)(3)	145	N/A	159,619	28%	1.43	x	1.17	x	N/A	N/A
TA (no. 2) (2)	40	N/A	66,177	11%	1.51	x	1.14	x	N/A	N/A
Total / Average	475	42,946	$571,014	100%					2.1%	4.2%

(1) 18 of our TA properties include hotels.  The rooms associated with these hotels have been excluded from total number of rooms.

(2) Effective July 1, 2008, we entered a rent deferral arrangement with TA which provides TA the option to defer payments of up to $5 million/month of rent under the two lease for the period July 1, 2008 until December 31, 2010.  TA rents presented in this report are for periods through June 30, 2008 and do not reflect any rent deferral.

(3) The amount of annual minimum rent payable to us under TA agreement no. 1 is scheduled to increase to $163,660, $167,714, $172,770 and $177,827 in 2009, 2010, 2011 and 2012, respectively.

(4) We define coverage as combined total property sales minus all property level expenses which are not subordinated to minimum payments to us and the required FF&E reserve contributions, divided by the minimum return or minimum rent payments due to us.  For some combinations, amounts have been calculated using data for periods prior to our ownership of certain properties and prior to commencement of our operating agreements.

(5) We define RevPAR as hotel room revenue per day per available room.  RevPar change is the RevPar percentage change in the periods ending June 30, 2008 over the comparable year earlier periods.

(6) Effective January 1, 2008 we entered into a new lease for our Marriott Kauai Resort Beach Club hotel with a subsidiary of Marriott International, Inc.  This hotel was previously included in Marriott agreement no. 3 and leased to one of our taxable REIT subsidiaries.

Hospitality Properties Trust

Supplemental Operating and Financial Data

June 30, 2008

INVESTOR INFORMATION

Board of Trustees

Barry M. Portnoy	Adam D. Portnoy
Managing Trustee	Managing Trustee

Frank J. Bailey	William A. Lamkin
Independent Trustee	Independent Trustee

John L. Harrington
Independent Trustee

Senior Management

John G. Murray	Mark L. Kleifges
President, Chief Operating Officer and Secretary	Treasurer and Chief Financial Officer

Ethan S. Bornstein
Senior Vice President

Contact Information

Investor Relations	Inquiries
Hospitality Properties Trust	Financial inquiries should be directed to Mark L. Kleifges,
400 Centre Street	Treasurer and Chief Financial Officer, at (617) 964-8389
Newton, MA 02458	or mkleifges@reitmr.com.
(t) (617) 964-8389
(f) (617) 969-5730	Investor and media inquiries should be directed to
(email) info@hptreit.com	Timothy A. Bonang, Director of Investor Relations, at
(website) www.hptreit.com	(617) 796-8232 or tbonang@hptreit.com, or Carlynn Finn,
Manager of Investor Relations at (617) 796-8232
or cfinn@hptreit.com

Hospitality Properties Trust

Supplemental Operating and Financial Data

June 30, 2008

RESEARCH COVERAGE

Equity Research Coverage

Keefe, Bruyette & Woods	Stifel, Nicolaus
Smedes Rose	Rod Petrik
(212) 887-3696	(410) 454-4131

Morgan Keegan	UBS
Napoleon Overton	William Truelove
(901) 579-4865	(212) 713-8825

Morgan Stanley	Wachovia Securities
Celeste Mellet Brown	Jeffrey Donnelly
(212) 761-3896	(617) 603-4262

RBC
Mike Salinsky
(216) 378-7627

Debt Research Coverage

Credit Suisse	UBS
Matthew Lynch	Michael Dimler
(212) 325-6456	(203) 719-3841

Rating Agencies

Moody’s Investors Service	Standard and Poor’s
Maria Maslovsky	Emile Courtney
(212) 553-4831	(212) 438-7824

HPT is followed by the analysts and its publicly held debt is rated by the rating agencies listed above.  Please note that any opinions, estimates or forecasts regarding HPT’s performance made by these analysts or agencies do not represent opinions, forecasts or predictions of HPT or its management.  HPT does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

FINANCIAL INFORMATION

Hospitality Properties Trust

Supplemental Operating and Financial Data

June 30, 2008

KEY FINANCIAL DATA

(amounts in thousands, except per share data)

	As of and For the Three Months Ended
	6/30/2008	3/31/2008	12/31/2007	9/30/2007	6/30/2007

Shares Outstanding:
Common shares outstanding (at end of period)	93,951	93,893	93,893	93,890	93,869
Weighted average common shares outstanding - basic and diluted (1)	93,942	93,893	93,891	93,872	93,868

Common Share Data:
Price at end of period	$24.46	$34.02	$32.22	$40.65	$41.49
High during period	$34.43	$37.17	$43.18	$44.30	$47.88
Low during period	$24.26	$29.50	$32.02	$36.00	$40.75
Annualized dividends paid per share	$3.08	$3.08	$3.08	$3.08	$3.04
Annualized dividend yield (at end of period)	12.6%	9.1%	9.6%	7.6%	7.3%

Book Capitalization:
Total debt	$2,672,842	$2,667,619	$2,579,391	$2,558,154	$2,731,994
Plus: total shareholders’ equity	2,667,460	2,762,420	2,786,434	2,782,728	2,711,505
Total book capitalization	$5,340,302	$5,430,039	$5,365,825	$5,340,882	$5,443,499
Total debt / total book capitalization	50.1%	49.1%	48.1%	47.9%	50.2%

Selected Balance Sheet Data:
Total assets	$5,641,875	$5,711,717	$5,679,307	$5,647,155	$5,790,013
Total liabilities	$2,974,415	$2,949,297	$2,892,873	$2,864,427	$3,078,508
Real estate, at cost	$6,351,168	$6,264,855	$6,196,231	$6,154,580	$6,259,353
Total debt / real estate, at cost	42.1%	42.6%	41.6%	41.6%	43.6%

Market Capitalization:
Total debt (book value)	$2,672,842	$2,667,619	$2,579,391	$2,558,154	$2,731,994
Plus: market value of preferred shares (at end of period)	293,808	331,157	314,333	362,717	394,674
Plus: market value of common shares (at end of period)	2,298,041	3,194,240	3,025,232	3,816,629	3,894,625
Total market capitalization	$5,264,691	$6,193,016	$5,918,956	$6,737,500	$7,021,293
Total debt / total market capitalization	50.8%	43.1%	43.6%	38.0%	38.9%

Selected Income Statement Data:
Total revenues	$338,775	$319,179	$326,760	$334,310	$333,741
EBITDA (2)(4)	$141,963	$156,371	$154,317	$159,502	$153,057
Net income (loss) available for common shareholders (3)(4)(5)	$(24,549)	$48,286	$75,984	$142,390	$46,812
Funds from operations (FFO) available for common shareholders (4)(6)	$97,491	$110,904	$108,270	$113,572	$111,541
Common distributions declared	$72,342	$72,298	$72,298	$72,295	$72,710

Per Share Data:
Income (loss) from continuing operations available for common shareholders (3)(4)	$(0.26)	$0.51	$0.81	$0.48	$0.47
Income from discontinued operations available for common shareholders (5)	$—	$—	$—	$1.03	$0.03
Net income (loss) available for common shareholders (3)(4)(5)	$(0.26)	$0.51	$0.81	$1.52	$0.50
FFO available for common shareholders (4)(6)	$1.04	$1.18	$1.15	$1.21	$1.19
Common distributions declared	$0.77	$0.77	$0.77	$0.77	$0.76
FFO payout ratio	74.2%	65.2%	67.0%	63.6%	63.9%

Coverage Ratios:
EBITDA (2) / interest expense	3.9x	4.2x	4.1x	4.2x	4.5x
EBITDA (2) / interest expense and preferred distributions	3.2x	3.5x	3.4x	3.5x	3.7x

(1) HPT had no outstanding dilutive common share equivalents during the periods presented.

(2) See page 14 for our calculation of EBITDA.

(3) Includes for the quarter ended June 30, 2008, a $53,225, or a $0.57 per share, non-cash loss on impairment related to the writedown of certain intangible assets arising from our acquisition of TA to their estimated fair value.

(4) Includes for the quarter ended June 30, 2008, $19,613, or a $0.21 per share, reserve for the straight line rent receivable relating to our TA No 1. lease.

(5) Includes for the quarter ended September 30, 2007, a $95,711, or a $1.02 per share, gain from the sale of real estate.

(6) See page 15 for our calculation of FFO.

Hospitality Properties Trust

 Supplemental Operating and Financial Data

 June 30, 2008

 CONSOLIDATED BALANCE SHEET

 (dollars in thousands, except share data)

	As of June 30, 2008	As of December 31, 2007
		(Audited)
ASSETS

Real estate properties, at cost:
Land	$1,392,390	$1,377,520
Buildings, improvements and equipment	4,958,778	4,818,711
	6,351,168	6,196,231
Accumulated depreciation	(950,212)	(849,470)
	5,400,956	5,346,761
Cash and cash equivalents	13,492	23,401
Restricted cash (FF&E reserve escrow)	37,003	28,134
Other assets, net	190,424	281,011
	$5,641,875	$5,679,307

LIABILITIES AND SHAREHOLDERS’ EQUITY

Revolving credit facility	$401,000	$158,000
Senior notes, net of discounts	1,693,245	1,842,756
Convertible senior notes	575,000	575,000
Mortgage payable	3,597	3,635
Security deposits	169,406	169,406
Accounts payable and other liabilities	122,716	134,705
Due to affiliates	4,697	4,617
Dividends payable	4,754	4,754
Total liabilities	2,974,415	2,892,873

Commitments and contingencies

Shareholders’ equity:
Preferred shares of beneficial interest; no par value; 100,000,000 shares authorized:
Series B preferred shares; 8 7/8% cumulative redeemable; 3,450,000 shares issued and outstanding, aggregate liquidation preference $86,250	83,306	83,306
Series C preferred shares; 7% cumulative redeemable; 12,700,000 shares issued and outstanding, aggregate liquidation preference $317,500	306,833	306,833
Common shares of beneficial interest; $0.01 par value; 150,000,000 shares authorized; 93,951,260 and 93,892,719 shares issued and outstanding, respectively	940	939
Additional paid-in capital	3,050,766	3,048,881
Cumulative net income	1,749,755	1,711,079
Cumulative preferred distributions	(108,701)	(93,761)
Cumulative common distributions	(2,415,439)	(2,270,843)
Total shareholders’ equity	2,667,460	2,786,434
	$5,641,875	$5,679,307

Hospitality Properties Trust

Supplemental Operating and Financial Data

June 30, 2008

CONSOLIDATED STATEMENT OF INCOME

(in thousands, except per share data)

	For the Three Months Ended		For the Six Months Ended
	6/30/2008	6/30/2007	6/30/2008	6/30/2007
Revenues:
Hotel operating revenues (1)	$244,566	$249,774	$467,006	$474,245
Minimum rent (1)	87,561	77,540	177,517	135,150
FF&E reserve income (2)	6,342	5,769	12,525	11,208
Interest income	306	658	906	3,806
Total revenues	338,775	333,741	657,954	624,409

Expenses:
Hotel operating expenses	177,471	184,311	333,847	344,709
Interest (including amortization of deferred financing costs of $1,009, $913, $2,048 and $1,652, respectively)	36,528	33,795	74,097	64,450
Depreciation and amortization	59,577	54,505	117,828	102,823
General and administrative	9,595	9,160	21,039	16,953
TA spin off costs (3)	—	—	—	2,711
Reserve for straight line rent receivable (4)	19,613	—	19,613	—
Loss on asset impairment (5)	53,225	—	53,225	—
Total expenses	356,009	281,771	619,649	531,646

Income (loss) before gain on sale of real estate and income taxes	(17,234)	51,970	38,305	92,763
Gain on sale of real estate (6)	629	—	1,274	—
Income (loss) before income taxes	(16,605)	51,970	39,579	92,763
Income tax expense	(474)	(743)	(902)	(1,222)

Income (loss) from continuing operations	(17,079)	51,227	38,677	91,541
Income from discontinued operations (7)	—	3,055	—	6,113

Net income	(17,079)	54,282	38,677	97,654

Preferred distributions	(7,470)	(7,470)	(14,940)	(11,829)
Net income (loss) available for common shareholders	$(24,549)	$46,812	$23,737	$85,825

Weighted average common shares outstanding	93,942	93,868	93,918	92,323

Basic and diluted net income per common share:
Income (loss) from continuing operations available for common shareholders	$(0.26)	$0.47	$0.25	$0.86
Income from discontinued operations available for common shareholders	$—	$0.03	$—	$0.07
Net income (loss) available for common shareholders	$(0.26)	$0.50	$0.25	$0.93

See notes to consolidated statement of income on page 12.

Hospitality Properties Trust

Supplemental Operating and Financial Data

June 30, 2008

NOTES TO CONSOLIDATED STATEMENT OF INCOME

(in thousands, except per share data)

(1)

At June 30, 2008, each of our 290 hotels are included in one of eleven operating agreements of hotels of which 198 are leased to our taxable REIT subsidiaries and managed by independent hotel operating companies and 92 are leased to third parties. Our 185 travel centers are leased under two agreements. Our consolidated statement of income includes hotel operating revenues and expenses of managed hotels and rental income from our leased hotels and travel centers.

(2)

Various percentages of total sales at most of our hotels are escrowed as reserves for future renovations or refurbishment, or FF&E reserve escrows. At June 30, 2008, we own all the FF&E escrows for our hotels. Through July 26, 2007, we had a security and remainder interest in the FF&E reserve escrows for our former Homestead Studio Suites hotels (see Note 7). When we own the FF&E reserve escrows at hotels leased to third parties we report payments into the escrow as additional rent. When we had a security and remainder interest in the FF&E reserve escrows of our Homestead Studio Suites hotels, deposits were not included in revenue. We do not report the amounts which are escrowed as FF&E reserves for our managed hotels as FF&E reserve income in our consolidated statement of income.

(3)	During the first quarter of 2007, we expensed $2,711 of costs in connection with the spin off of our former subsidiary, TravelCenters of America LLC, or TA, to our shareholders on January 31, 2007.

(4)	During the second quarter of 2008, we recorded a $19,613, or $.21 per share, non-cash reserve for the straight line rent receivable relating to our TA No. 1 lease.

(5)

During the second quarter of 2008, we recorded a $53,225, or $.57 per share, non-cash loss on asset impairment related to the write down of certain intangible assets arising from our TA acquisition to their estimated fair value.

(6)

On February 5, 2008, we sold our Park Plaza hotel in North Phoenix, Arizona for $8,000 and recognized a gain on sale of $645. On June 18, 2008, we sold our AmeriSuites hotel in Pine Knoll Shores, North Carolina for $6,350 and recognized a gain on sale of $629.

(7)

Income from discontinued operations relates to the 18 Homestead Studio Suites hotels that we sold in July, 2007. We have reclassified our consolidated statement of income for all periods presented to show the results of operations of the hotels which have been sold as discontinued.

Hospitality Properties Trust

Supplemental Operating and Financial Data

June 30, 2008

CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

	For the Six Months Ended
	6/30/2008	6/30/2007
Cash flows from operating activities:
Net income	$38,677	$97,654
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	117,828	104,330
Amortization of deferred financing costs as interest	2,048	1,652
Straight line rent income	(3,786)	(7,186)
Reserve for straight line rent receivable	19,613	—
Other non-cash (income) expense, net	564	(1,282)
FF&E reserve income and deposits	(33,328)	(29,072)
Loss on asset impairment	53,225	—
Gain on sale of real estate	(1,274)	—
Change in assets and liabilities:
Increase in other assets	(2,382)	(13,770)
(Decrease) increase in accounts payable and other	(7,077)	26,519
Increase in due to affiliate	81	984
Cash provided by operating activities	184,189	179,829

Cash flows from investing activities:
Real estate acquisitions	(113,926)	(2,579,143)
FF&E reserve fundings	(27,291)	(43,060)
Proceeds from sale of real estate	13,684	—
Cash used in investing activities	(127,533)	(2,622,203)

Cash flows from financing activities:
Issuance of common shares, net	—	343,452
Issuance of preferred shares, net	—	306,891
Issuance of senior notes, net of discount	—	298,866
Issuance of convertible senior notes	—	575,000
Repayment of senior notes	(150,000)	—
Draws on revolving credit facility	430,000	784,000
Repayments of revolving credit facility	(187,000)	(126,000)
Draws on interim credit facility	—	1,400,000
Repayments of interim credit facility	—	(1,400,000)
Deferred financing costs incurred	(30)	(14,879)
Distributions to preferred shareholders	(14,940)	(8,989)
Distributions to common shareholders	(144,595)	(136,522)
Distribution of TA to common shareholders	—	(121,166)
Cash (used in) provided by financing activities	(66,565)	1,900,653

Decrease in cash and cash equivalents	(9,909)	(541,721)
Cash and cash equivalents at beginning of period	23,401	553,256
Cash and cash equivalents at end of period	$13,492	$11,535

Supplemental cash flow information:
Cash paid for interest	$70,854	$48,716

Non cash investing activities:
Property managers’ deposits in FF&E reserve	$35,742	$26,739
Property managers’ purchases with FF&E reserve	(54,164)	(66,478)

Non cash financing activities:
Issuance of common shares	$1,886	$1,627
Distribution of TA to common shareholders	—	(216,084)

Hospitality Properties Trust

Supplemental Operating and Financial Data

June 30, 2008

CALCULATION OF EBITDA

(in thousands)

		For the Three Months Ended		For the Six Months Ended
		6/30/2008	6/30/2007	6/30/2008	6/30/2007

Net income (loss) (1)		$(17,079)	$54,282	$38,677	$97,654
Plus:	Interest expense	36,528	33,795	74,097	64,450
	Depreciation and amortization (continuing operations)	59,577	54,505	117,828	102,823
	Depreciation and amortization (discontinued operations) (2)	—	754	—	1,507
	Deferred percentage rent (continuing operations) (3)	1,550	1,612	3,102	3,097
	Deferred percentage rent (discontinued operations) (2) (3)	—	72	—	257
	Deferred additional returns (continuing operations) (4)	8,317	7,294	11,777	12,793
	Income taxes (continuing operations)	474	743	902	1,222
	Loss on asset impairment (continuing operations) (5)	53,225	—	53,225	—
Less:	Gain on sale of real estate (continuing operations (6)	(629)	—	(1,274)	—
EBITDA		$141,963	$153,057	$298,334	$283,803

(1)	Net income (loss) for the three month and six month periods ended June 30, 2008 includes a non-cash reserve of $19,613 for the straight line rent receivable relating to our TA No. 1 lease.
(2)

On July 26, 2007, we sold our 18 Homestead Studio Suites® hotels. We reclassified our consolidated statement of income for all periods presented to show the results of operations of the hotels which have been sold as discontinued.

(3)

In calculating net income, we recognize percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies are met and the income is earned. Although we defer recognition of this revenue until the fourth quarter for purposes of calculating net income, we include these amounts in the calculation of EBITDA for each quarter of the year. The fourth quarter EBITDA calculation excludes the amounts recognized during the first three quarters.

(4)

Our share of the operating results of our managed hotels in excess of the minimum returns due to us, or additional returns, is generally determined based upon annual calculations. We recognize additional returns in the fourth quarter, which is when all contingencies are met and the income is earned. Although we defer recognition of this income until the fourth quarter for purposes of calculating net income, we include these amounts in the calculation of EBITDA for each quarter of the year. The fourth quarter EBITDA calculation excludes the amounts recognized during the first three quarters.

(5)

During the second quarter of 2008, we recorded a $53,225, or $.57 per share, non-cash loss on asset impairment related to the write down of certain intangible assets arising from our TA acquisition to their estimated fair value.

(6)	On February 5, 2008, we sold our Park Plaza hotel in North Phoenix, Arizona for $8,000 and recognized a gain on sale of $645.
On June 18, 2008, we sold our AmeriSuites hotel in Pine Knoll Shores, North Carolina for $6,350 and recognized a gain on sale of $629.

We compute EBITDA, or earnings before interest, taxes, depreciation and amortization, as net income plus interest expense, depreciation and amortization expense, income tax expense, deferred percentage rent, deferred additional returns and loss on asset impairment less gain on sale of real estate.  We consider EBITDA to be an appropriate measure of our performance, along with net income and cash flow from operating, investing and financing activities. We believe EBITDA provides useful information to investors because by excluding the effects of certain historical costs, such as interest and depreciation and amortization expense, EBITDA can facilitate a comparison of our current operating performance with our past operating performances and of operating performances among REITs. EBITDA does not represent cash generated by operating activities in accordance with  generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.

Hospitality Properties Trust

Supplemental Operating and Financial Data

June 30, 2008

CALCULATION OF FUNDS FROM OPERATIONS (FFO)

(in thousands, except per share data)

		For the Three Months Ended		For the Six Months Ended
		6/30/2008	6/30/2007	6/30/2008	6/30/2007

Net income (loss) available for common shareholders (1)		$(24,549)	$46,812	$23,737	$85,825
Plus:	FF&E deposits not in net income (2)	—	492	—	990
	Depreciation and amortization (continuing operations)	59,577	54,505	117,828	102,823
	Depreciation and amortization (discontinued operations) (3)	—	754	—	1,507
	Deferred percentage rent (continuing operations) (4)	1,550	1,612	3,102	3,097
	Deferred percentage rent (discontinued operations) (3) (4)	—	72	—	257
	Deferred additional returns (continuing operations) (5)	8,317	7,294	11,777	12,793
	Loss on asset impairment (continuing operations) (6)	53,225	—	53,225	—
	TA spin off costs (continuing operations) (7)	—	—	—	2,711
Less:	Gain on sale of real estate (continuing operations (8)	(629)	—	(1,274)	—
FFO available for common shareholders		$97,491	$111,541	$208,395	$210,003

Weighted average shares outstanding		93,942	93,868	93,918	92,323

Net income (loss) available for common shareholders per share		$(0.26)	$0.50	$0.25	$0.93
FFO available for common shareholders per share		$1.04	$1.19	$2.22	$2.27

(1)

Net income (loss) and FFO for the three month and six month periods ended June 30, 2008 includes a non-cash reserve of $19,613, or $0.21 per share, for the straight line rent receivable relating to our TA No. 1 lease.

(2)

Various percentages of total sales at most of our hotels are escrowed as reserves for future renovations or refurbishment, or FF&E Reserve escrows. At June 30, 2008, we own all the FF&E escrows for our hotels. Through July 26, 2007, we had a security and remainder interest in the FF&E Reserve escrows for our former Homestead Studio Suites hotels (see Note 3). When we own the FF&E Reserve escrows at hotels leased to third parties we report payments into the escrow as additional rent. When we had a security and remainder interest in the FF&E Reserve escrows of our Homestead Studio Suites hotels, deposits were not included in revenue. We do not report the amounts which are escrowed as FF&E reserves for our managed hotels as FF&E reserve income in our consolidated statement of income.

(3)

On July 26, 2007, we sold our 18 Homestead Studio Suites® hotels. We reclassified our consolidated statement of income for all periods presented to show the results of operations of the hotels which have been sold as discontinued.

(4)

In calculating net income, we recognize percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies are met and the income is earned. Although we defer recognition of this revenue until the fourth quarter for purposes of calculating net income, we include these estimated amounts in the calculation of FFO for each quarter of the year. The fourth quarter FFO calculation excludes the amounts recognized during the first three quarters.

(5)

Our share of the operating results of our managed hotels in excess of the minimum returns due to us, or additional returns, is generally determined based upon annual calculations. We recognize additional returns in the fourth quarter, which is when all contingencies are met and the income is earned. Although we defer recognition of this income until the fourth quarter for purposes of calculating net income, we include these estimated amounts in the calculation of FFO for each quarter of the year. The fourth quarter FFO calculation excludes the amounts recognized during the first three quarters.

(6)

During the second quarter of 2008, we recorded a $53,225, or $.57 per share, non-cash loss on asset impairment related to the write down of certain intangible assets arising from our TA acquisition to their estimated fair value.

(7)	During the first quarter of 2007, we expensed $2,711 of costs in connection with the spin off of our former subsidiary, TravelCenters of America, LLC, or TA, to our shareholders on January 31, 2007.
(8)

On February 5, 2008, we sold our Park Plaza hotel in North Phoenix, Arizona for $8,000 and recognized a gain on sale of $645. On June 18, 2008, we sold our AmeriSuites hotel in Pine Knoll Shores, North Carolina for $6,350 and recognized a gain on sale of $629.

We compute FFO as shown in the calculation above. Our calculation of FFO differs from the National Association of Real Estate Investment Trusts, or NAREIT, definition of FFO because we include FF&E deposits not included in net income (see Note 2), deferred percentage rent (see Note 4) and deferred additional returns (see Note 5) and  exclude loss on asset impairment (see note 6) and TA spin off costs (see Note 7).  We consider FFO to be an appropriate measure of performance for a real estate investment trust, or REIT, along with net income and cash flow from operating, investing and financing activities. We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense, FFO can facilitate comparison of current operating performance among REITs. FFO does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO is one important factor considered by our board of trustees in determining the amount of distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future capital needs and operating performance.

Hospitality Properties Trust

Supplemental Operating and Financial Data

June 30, 2008

SEGMENT INFORMATION

(in thousands)

	For the Three Months Ended June 30, 2008
	Hotels	Travel Centers	Corporate	Consolidated

Hotel operating revenues	$244,566	$—	$—	$244,566
Minimum rent	31,110	56,451	—	87,561
FF&E reserve income	6,342	—	—	6,342
Interest income	—	—	306	306
Total revenues	282,018	56,451	306	338,775
Hotel operating expenses	(177,471)	—	—	(177,471)
Operating income	104,547	56,451	306	161,304

Interest expense	—	—	36,528	36,528
Depreciation and amortization expense	38,657	20,920	—	59,577
General and administrative expense	—	—	9,595	9,595
Reserve for straight line rent receivable	—	19,613	—	19,613
Loss on asset impairment	—	53,225	—	53,225
Total expenses	38,657	93,758	46,123	178,538

Income (loss) before gain on sale of real estate and income taxes	65,890	(37,307)	(45,817)	(17,234)
Gain on sale of real estate	629	—	—	629
Income (loss) before income taxes	66,519	(37,307)	(45,817)	(16,605)
Income tax expense	—	—	(474)	(474)

Income (loss) from continuing operations	$66,519	$(37,307)	$(46,291)	$(17,079)

	For the Six Months Ended June 30, 2008
	Hotels	Travel Centers	Corporate	Consolidated

Hotel operating revenues	$467,006	$—	$—	$467,006
Minimum rent	62,000	115,517	—	177,517
FF&E reserve income	12,525	—	—	12,525
Interest income	—	—	906	906
Total revenues	541,531	115,517	906	657,954
Hotel operating expenses	(333,847)	—	—	(333,847)
Operating income	207,684	115,517	906	324,107

Interest expense	—	—	74,097	74,097
Depreciation and amortization expense	77,084	40,744	—	117,828
General and administrative expense	—	—	21,039	21,039
Reserve for straight line rent receivable	—	19,613	—	19,613
Loss on asset impairment	—	53,225	—	53,225
Total expenses	77,084	113,582	95,136	285,802

Income (loss) before gain on sale of real estate and income taxes	130,600	1,935	(94,230)	38,305
Gain on sale of real estate	1,274	—	—	1,274
Income (loss) before income taxes	131,874	1,935	(94,230)	39,579
Income tax expense	—	—	(902)	(902)

Income (loss) from continuing operations	$131,874	$1,935	$(95,132)	$38,677

Total assets	$3,220,782	$2,382,626	$38,467	$5,641,875

Hospitality Properties Trust

Supplemental Operating and Financial Data

June 30, 2008

SEGMENT INFORMATION

(in thousands)

	For the Three Months Ended June 30, 2007
	Hotels	Travel Centers	Corporate	Consolidated

Hotel operating revenues	$249,774	$—	$—	$249,774
Minimum rent	29,324	48,216	—	77,540
Percentage rent	—
FF&E reserve income	5,769	—	—	5,769
Interest income	—	—	658	658
Total revenues	284,867	48,216	658	333,741
Hotel operating expenses	(184,311)	—	—	(184,311)
Operating income	100,556	48,216	658	149,430

Interest expense	—	—	33,795	33,795
Depreciation and amortization expense	36,616	17,889	—	54,505
General and administrative expense	—	—	9,160	9,160
TA spin off costs	—	—	—	—
Total expenses	36,616	17,889	42,955	97,460

Income (loss) before income taxes	63,940	30,327	(42,297)	51,970
Income tax expense	—	—	(743)	(743)

Income (loss) from continuing operations	$63,940	$30,327	$(43,040)	$51,227

	For the Six Months Ended June 30, 2007
	Hotels	Travel Centers	Corporate	Consolidated

Hotel operating revenues	$474,245	$—	$—	$474,245
Minimum rent	58,485	76,665	—	135,150
FF&E reserve income	11,208	—	—	11,208
Interest income	—	—	3,806	3,806
Total revenues	543,938	76,665	3,806	624,409
Hotel operating expenses	(344,709)	—	—	(344,709)
Operating income	199,229	76,665	3,806	279,700

Interest expense	—	—	64,450	64,450
Depreciation and amortization expense	72,365	30,458	—	102,823
General and administrative expense	—	—	16,953	16,953
TA spin off costs	—	—	2,711	2,711
Total expenses	72,365	30,458	84,114	186,937

Income (loss) before income taxes	126,864	46,207	(80,308)	92,763
Income tax expense	—	—	(1,222)	(1,222)

Income (loss) from continuing operations	$126,864	$46,207	$(81,530)	$91,541

Total assets	$3,385,519	$2,367,892	$36,602	$5,790,013

Hospitality Properties Trust

Supplemental Operating and Financial Data

June 30, 2008

DEBT SUMMARY

(dollars in thousands)

	Interest		Principal	Maturity		Years to
	Rate		Balance	Date		Maturity

Secured Fixed Rate Debt:

Mortgage - secured by one hotel in Overland Park, KS	8.300%		$3,597	07/01/11		3.0

Unsecured Debt:

Unsecured Floating Rate Debt:
Revolving credit facility (LIBOR + 55 bps)	3.040%	(1)	$401,000	10/24/10	(2)	2.3

Unsecured Fixed Rate Debt:
Senior notes due 2010	9.125%		$50,000	07/15/10		2.0
Senior notes due 2012	6.850%		125,000	07/15/12		4.0
Senior notes due 2013	6.750%		300,000	02/15/13		4.6
Senior notes due 2015	5.125%		300,000	02/15/15		6.6
Senior notes due 2016	6.300%		275,000	06/15/16		8.0
Senior notes due 2017	5.625%		300,000	03/15/17		8.7
Senior notes due 2018	6.700%		350,000	01/15/18		9.6
Convertible senior notes due 2027	3.800%		575,000	03/15/27	(3)	18.7
Total / weighted average unsecured fixed rate debt	5.637%		$2,275,000			10.1

Weighted average secured fixed rate debt / total	8.300%		$3,597			3.0
Weighted average unsecured floating rate debt / total	3.040%		401,000			2.3
Weighted average unsecured fixed rate debt / total	5.637%		2,275,000			10.1
Weighted average debt / total	5.252%		$2,679,597			8.9

(1)	Interest rate at June 30, 2008.
(2)	The credit facility may be extended at our option to October 24, 2011 upon payment of an extension fee.
(3)

The convertible senior notes are convertible if certain conditions are met (including certain changes in control) into cash equal to the principal amount of the notes and, to the extent the market price of our common shares exceeds the initial exchange price of $50.50 per share, subject to adjustment, either cash or our common shares at our option with a value based on such excess amount. Holders of our convertible senior notes may require us to repurchase all or a portion of the notes on March 20, 2012, March 15, 2017, and March 15, 2022, or upon the occurrence of certain change in control events.

Hospitality Properties Trust

Supplemental Operating and Financial Data

June 30, 2008

DEBT MATURITY SCHEDULE

(dollars in thousands)

	Scheduled Principal Payments During Period
	Secured	Unsecured		Unsecured
	Fixed Rate	Floating		Fixed
Year	Debt	Rate Debt		Rate Debt		Total
2008	$39	$—		$—		$39
2009	84	—		—		84
2010	91	401,000	(1)	50,000		451,091
2011	3,383	—		—		3,383
2012	—	—		125,000		125,000
2013	—	—		300,000		300,000
2014	—	—		—		—
2015	—	—		300,000		300,000
2016	—	—		275,000		275,000
2017	—	—		300,000		300,000
2018	—	—		350,000		350,000
2027	—	—		575,000	(2)	575,000
	$3,597	$401,000		$2,275,000		$2,679,597

(1)	The credit facility may be extended at our option to October 24, 2011 upon payment of an extension fee.

(2)

The convertible senior notes are convertible if certain conditions are met (including certain changes in control) into cash equal to the principal amount of the notes and, to the extent the market price of our common shares exceeds the initial exchange price of $50.50 per share, subject to adjustment, either cash or our common shares at our option with a value based on such excess amount. Holders of our convertible senior notes may require us to repurchase all or a portion of the notes on March 20, 2012, March 15, 2017, and March 15, 2022, or upon the occurrence of certain change in control events.

Hospitality Properties Trust

Supplemental Operating and Financial Data

June 30, 2008

LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS

	As of and For the Three Months Ended
	6/30/2008	3/31/2008	12/31/2007	9/30/2007	6/30/2007
Leverage Ratios:

Total debt / total assets	47.4%	46.7%	45.4%	45.3%	47.2%
Total debt / real estate assets, at cost	42.1%	42.6%	41.6%	41.6%	43.6%
Total debt / total book capitalization	50.1%	49.1%	48.1%	47.9%	50.2%
Total debt / total market capitalization	50.8%	43.1%	43.6%	38.0%	38.9%
Secured debt / total assets	0.1%	0.1%	0.1%	0.1%	0.1%
Variable rate debt / total debt	15.0%	14.8%	6.1%	5.4%	24.1%

Coverage Ratios:

EBITDA (1) / interest expense	3.9x	4.2x	4.1x	4.2x	4.5x
EBITDA (1) / interest expense and preferred distributions	3.2x	3.5x	3.4x	3.5x	3.7x

Public Debt Covenants: (2)

Total debt / adjusted total assets - allowable maximum 60.0%	41.2%	41.9%	41.2%	41.2%	43.2%
Secured debt / adjusted total assets - allowable maximum 40.0%	6.0%	0.1%	0.1%	0.1%	0.1%
Consolidated income available for debt service / debt service - required minimum 1.50x	3.17x	3.69x	4.47x	3.63x	3.90x
Total unencumbered assets to unsecured debt - required minimum 150% / 200%	240.3%	238.7%	220.1%	218.6%	209.2%

(1)	See page 14 for our calculation of EBITDA.

(2)

Adjusted total assets and unencumbered assets include original cost of real estate assets less impairment write downs and exclude depreciation and amortization, accounts receivable and intangible assets. Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, loss on asset impairment, gains and losses on sales of property and amortization of deferred charges.

Hospitality Properties Trust

Supplemental Operating and Financial Data

June 30, 2008

FF&E RESERVE ESCROWS (1)

(dollars in thousands)

	As of and For the Three Months Ended
	6/30/2008	3/31/2008	12/31/2007	9/30/2007	6/30/2007
HPT Owned:

FF&E reserves (beginning of period)	$45,469	$28,134	$25,698	$30,684	$32,444
Manager deposits	16,246	19,496	14,642	17,287	15,180
HPT fundings:
Carlson (2)	125	172	197	136	—
Marriott (3)	5,431	9,772	3,016	1,532	3,291
Hyatt (4)	1,500	600	7,500	7,500	11,000
InterContinental (5)	—	9,691	1,300	—	1,467
Hotel improvements	(31,768)	(22,396)	(24,219)	(31,441)	(32,698)
FF&E reserves (end of period)	$37,003	$45,469	$28,134	$25,698	$30,684

Tenant Owned:

FF&E reserves (beginning of period)	$—	$—	$—	$1	$152
Manager deposits	—	—	—	—	512
HPT fundings
Hotel improvements	—	—	—	(1)	(663)
FF&E reserves (end of period)	$—	$—	$—	$—	$1

Total:

FF&E reserves (beginning of period)	$45,469	$28,134	$25,698	$30,685	$32,596
Manager deposits	16,246	19,496	14,642	17,287	15,692
HPT fundings:
Carlson (2)	125	172	197	136	—
Marriott (3)	5,431	9,772	3,016	1,532	3,291
Hyatt (4)	1,500	600	7,500	7,500	11,000
InterContinental (5)	—	9,691	1,300	—	1,467
Hotel improvements	(31,768)	(22,396)	(24,219)	(31,442)	(33,361)
FF&E reserves (end of period)	$37,003	$45,469	$28,134	$25,698	$30,685

(1)

Generally, each of our hotel operating agreements require the deposit of a percentage of gross hotel revenues into escrows to fund periodic hotel renovations, or FF&E reserves. For recently built or renovated hotels, this requirement may be deferred for a period. At June 30, 2008, we own all the FF&E reserve escrows for all our hotels. Through July 26, 2007, we had a security and remainder interest in the escrow account of our former Homestead Studio Suites® hotels.

(2)

Pursuant to our agreement with Carlson for the management of 11 hotels, we agreed to fund certain rebranding costs and other capital improvements. To the extent our fundings exceed $12,000, the minimum return payable by Carlson to us increases as these funds are advanced. At June 30, 2008, we have funded $37,411 under this agreement.

(3)

Represents FF&E reserve deposits for our Marriott branded hotels not funded by hotel operations but separately funded by us. The operating agreements for our Marriott branded hotels generally provide that, if necessary, we will provide FF&E funding in excess of escrowed reserves. To the extent we make such fundings, our annual minimum returns or rent increases by a percentage of the amounts we fund.

(4)

Pursuant to our agreement with Hyatt for the management of 23 hotels, we agreed to fund certain rebranding costs and other capital improvements. To the extent our funding exceeds $8,000, the minimum return payable by Hyatt to us increases as these funds are advanced. At June 30, 2008, we have funded $73,600 under this agreement.

(5)

Pursuant to our management agreements with InterContinental, we agreed to fund certain rebranding costs and capital improvements. Generally, our annual minimum returns increase by a percentage of the amounts we fund.

Hospitality Properties Trust

Supplemental Operating and Financial Data

June 30, 2008

2008 ACQUISITIONS AND DISPOSITIONS INFORMATION

(dollars in thousands)

2008 ACQUISITIONS (through 6/30/2008):

				Number			Purchase
Date				of Rooms	Operating	Purchase	Price per
Acquired	Properties	Brand	Location	/ Suites	Agreement	Price	Room / Suite

There were no hotel acquisitions during the six months ended June 30, 2008.

On March 17, 2008 we acquired land and improvements at our Petro travel center in Sparks, Nevada for $42,500.  This acquisition includes 42 acres of land, a 45,000 sq. ft. travel center, including a restaurant, convenience store, and casino plus an adjacent office building and hotel (71 keys).

2008 DISPOSITIONS (through 6/30/08):

				Number			Sales
Date				of Rooms	Operating	Sales	Price per
Disposed	Properties	Brand	Location	/ Suites	Agreement	Price	Room / Suite

2/5/08	1	Park Plaza	North Phoenix, AZ	166	Carlson	$8,000	$48
6/18/08	1	AmeriSuites	Pine Knoll Shores, NC	111	Hyatt	6,350	57

Total 2008	2			277		$14,350	$52

Hospitality Properties Trust

Supplemental Operating and Financial Data

June 30, 2008

2008 FINANCING ACTIVITIES

(share amounts and dollars in thousands)

For the Three Months Ended
	6/30/2008	3/31/2008

Debt Transactions: (1)
New debt raised	$—	$—
Total new debt	—	—

Debt retired	—	(150,000)
Net debt	$—	$(150,000)

Equity Transactions:
New common shares issued	—	—
New common equity raised, net	$—	$—

New preferred shares issued	—	—
New preferred equity raised, net	$—	$—
Total new equity	$—	$—

(1)   Excludes drawings and repayments under our revolving credit facility.

OPERATING AGREEMENTS
AND PORTFOLIO INFORMATION

Hospitality Properties Trust

Supplemental Operating and Financial Data

June 30, 2008

SUMMARY OF OPERATING AGREEMENTS

(dollars in thousands)

Operating Agreement	Marriott (no. 1)	Marriott (no. 2)	Marriott (no. 3) (1)	Marriott (no. 4)	Marriott (no. 5) (1)	InterContinental (no. 1)	InterContinental (no. 2)	InterContinental (no. 3)	InterContinental (no. 4)	Hyatt	Carlson	TA (no. 1)	TA (no. 2)	Total / Range / Average (all investments)

Number of Properties	53	18	34	19	1	31	76	14	10	23	11	145	40	475

Number of Rooms / Suites	7,610	2,178	5,026	2,756	356	3,844	9,220	4,139	2,937	2,784	2,096	(2)	—	42,946 (2)

Property Brands	Courtyard by Marriott®	Residence Inn by Marriott®	Marriott® / Residence Inn by Marriott® / Courtyard by Marriott® / TownePlace Suites by Marriott® / SpringHill Suites by Marriott®	Residence Inn by Marriott® / Courtyard by Marriott® / TownePlace Suites by Marriott® / SpringHill Suites by Marriott®	Marriott®	Staybridge Suites®	Candlewood Suites®	InterContinental® / Crowne Plaza® / Holiday Inn® / Staybridge Suites®	Crowne Plaza® / Staybridge Suites®	AmeriSuites® / Hyatt PlaceTM	Radisson Hotels & Resorts® / Park Plaza® Hotels & Resorts / Country Inn & Suites by CarlsonSM	TravelCenters of America®	Petro Stopping Centers®	17 Brands

Number of States	24	14	14	14	1	16	29	7 plus Ontario and Puerto Rico	5	14	7	39	25	44 plus Ontario and Puerto Rico

Manager	Subsidiary of Marriott International	Subsidiary of Marriott International	Subsidiaries of Marriott International	Subsidiaries of Marriott International	Subsidiary of Marriott International	Subsidiary of InterContinental	Subsidiary of InterContinental	Subsidiaries of InterContinental	Subsidiaries of InterContinental	Subsidiary of Hyatt	Subsidiary of Carlson	TA	TA	5 Managers

Tenant	Subsidiary of Host Hotels & Resorts Subleased to Subsidiary of Barcelo Crestline	Subsidiary of Host Hotels & Resorts Subleased to Subsidiary of Barcelo Crestline	Our TRS	Subsidiary of Barcelo Crestline	Subsidiary of Marriott International	Our TRS	Our TRS	Our TRS and a subsidiary of InterContinental	Our TRS	Our TRS	Our TRS	Subsidiary of TA	Subsidiary of TA	5 Tenants

Investment at June 30, 2008 (3)	$586,878	$206,613	$425,375	$274,222	$47,035	$436,708	$589,429	$512,300	$240,340	$302,902	$202,251	$1,819,681	$705,505	$6,349,239

End of Current Term	2012	2010	2019	2015	2019	2031	2028	2029	2030	2030	2030	2022	2024	2010-2031

Renewal Options (4)	3 for 12 years each	1 for 10 years, 2 for 15 years each	2 for 15 years each	2 for 10 years each	4 for 15 years each	2 for 12.5 years each	2 for 15 years each	2 for 15 years each	2 for 15 years each	2 for 15 years each	2 for 15 years each	N/A	2 for 15 years each

Annual Minimum Return / Minimum Rent	$58,544	$20,643	$43,974	$28,508	$5,522	$37,882	$50,000	$44,258	$21,130	$21,837	$12,920	$159,619 (5)(6)	$66,177 (5)	$571,014

Additional Return (7)	—	—	$711	—	—	—	$10,000	$3,458	$1,750	50% of cash flow in excess of minimum return (8)	50% of cash flow in excess of minimum return (8)	—	—	$15,919

Percentage Return / Rent (9)	5% of revenues above 1994/95 revenues	7.5% of revenues above 1996 revenues	7% of revenues above 2000/01 revenues	7.0% of revenues above 1999/2000 revenues	CPI based calculation	7.5% of revenues above 2004/06/08 revenues	7.5% of revenues above 2006/07 revenues	7.5% of revenues above 2006/07 revenues	7.5% of revenues above 2007 revenues	—	—	3% of non-fuel revenues and .3% of fuel revenues above 2011 revenues	3% of non-fuel revenues and .3% of fuel revenues above 2012 revenues

Security Deposit	$50,540	$17,220	$36,204	$28,508	—	$36,872 (10)	—	$36,872 (10)	$36,872 (10)	—	—	—	—	$169,344

Other Security Features	HPT controlled lockbox with minimum balance maintenance requirement; subtenant and subtenant parent minimum net worth requirement	HPT controlled lockbox with minimum balance maintenance requirement; subtenant and subtenant parent minimum net worth requirement		Tenant minimum net worth requirement	Marriott guarantee	Limited guarantee provided by InterContinental	Limited guarantee provided by InterContinental	Limited guarantee provided by InterContinental	Limited guarantee provided by InterContinental	Limited guarantee provided by Hyatt	Limited guarantee provided by Carlson	TA guarantee	TA guarantee

(1)

Effective January 1, 2008, we entered into a new lease for our Marriott Kauai Resort Beach Club with a subsidiary of Marriott International, Inc. This hotel was previously included in Marriott agreement no. 3 and leased to one of our taxable REIT subsidiaries.

(2)	18 of our TA properties include hotels. The rooms associated with these hotels have been excluded from total hotel rooms.
(3)	Excludes expenditures made from FF&E reserves funded from hotel operations, but includes amounts separately funded by us.
(4)	Renewal options may be exercised by the manager or tenant for all, but not less than all, of the properties within each combination.
(5)

Effective July 1, 2008, we entered a rent deferral arrangement with TA which provides TA the option to defer payments of up to $5 million per month of rent under the two leases for the period July 1, 2008 until December 31, 2010. TA rents presented in this report are for periods through June 30, 2008 and do not reflect any rent deferral.

(6)	The amount of minimum rent payable to us by TA is scheduled to increase to $163,660, $167,714, $172,770 and $177,827 in 2009, 2010, 2011 and 2012, respectively.
(7)

These management agreements provide for annual additional return payments in the amount listed, to the extent of available cash flow after payment of operating costs, funding of the FF&E reserve, payment of our minimum return and payment of certain managment fees.

(8)

These management agreements provide for payment to us of 50% of available cash flow after payment of operating costs, funding the FF&E reserve, payment of our minimum return and reimbursement to the managers of working capital and guaranty advances, if any.

(9)	Each management contract or lease provides for payment to us of a percentage of increases in total property sales over a base year level as additional return or rent.
(10)	A single $36,872 deposit secures InterContinental’s obligations under the InterContinental No. 1, No. 3 and No. 4 portfolios.

Hospitality Properties Trust

Supplemental Operating and Financial Data

June 30, 2008

PORTFOLIO BY OPERATING AGREEMENT, MANAGER AND BRAND

(dollars in thousands)

		Percent of		Percent of				Annual	Percent of
	Number of	Number of	Number of	Number of		Percent of	Investment per	Minimum	Minimum
	Properties	Properties	Rooms / Suites (1)	Rooms / Suites (1)	Investment (2)	Investment	Room / Suite	Return / Rent	Return / Rent
By Operating Agreement:
InterContinental (no. 1)	31	7%	3,844	9%	$436,708	7%	$114	$37,882	6%
InterContinental (no. 2)	76	16%	9,220	21%	589,429	9%	64	50,000	9%
InterContinental (no. 3)	14	3%	4,139	10%	512,300	8%	124	44,258	8%
InterContinental (no. 4)	10	2%	2,937	7%	240,340	4%	82	21,130	4%
Marriott (no. 1)	53	11%	7,610	18%	586,878	9%	77	58,544	10%
Marriott (no. 2)	18	4%	2,178	5%	206,613	3%	95	20,643	3%
Marriott (no. 3)	34	7%	5,026	12%	425,375	7%	85	43,974	8%
Marriott (no. 4)	19	4%	2,756	6%	274,222	4%	100	28,508	5%
Marriott (no. 5)	1	—	356	1%	47,035	1%	132	5,522	1%
Hyatt	23	5%	2,784	6%	302,902	5%	109	21,837	4%
Carlson	11	2%	2,096	5%	202,251	3%	96	12,920	2%
TA (no. 1) (3)(4)	145	31%	N/A	N/A	1,819,681	29%	N/A	159,619	29%
TA (no. 2) (3)	40	8%	N/A	N/A	705,505	11%	N/A	66,177	11%
Total	475	100%	42,946	100%	$6,349,239	100%	$89	$571,014	100%

By Manager:
InterContinental	131	28%	20,140	47%	$1,778,777	28%	$88	$153,270	27%
Marriott International	125	27%	17,926	42%	1,540,123	24%	86	157,191	27%
Hyatt	23	5%	2,784	6%	302,902	5%	109	21,837	4%
Carlson	11	2%	2,096	5%	202,251	3%	96	12,920	2%
TA (3)(4)	185	38%	N/A	N/A	2,525,186	40%	N/A	225,796	40%
Total	475	100%	42,946	100%	$6,349,239	100%	$89	$571,014	100%

By Brand:
AmeriSuites® / Hyatt PlaceTM	23	5%	2,784	7%	$302,902	5%	$109
Candlewood Suites®	76	16%	9,220	21%	589,411	9%	64
Country Inn & Suites by CarlsonSM	5	1%	753	2%	74,827	1%	99
Courtyard by Marriott®	71	15%	10,280	24%	846,728	13%	82
Crowne Plaza®	12	3%	4,406	10%	367,655	6%	83
Holiday Inn®	3	1%	697	2%	35,526	1%	51
InterContinental®	5	1%	1,479	3%	309,876	5%	210
Marriott Hotels®	3	1%	1,356	3%	117,254	2%	86
Park Plaza® Hotels & Resorts	1	0%	368	1%	11,533	0%	31
Radisson Hotels & Resorts®	5	1%	975	2%	115,890	2%	119
Residence Inn by Marriott®	37	8%	4,695	11%	451,602	7%	96
SpringHill Suites by Marriott®	2	0%	264	1%	20,833	0%	79
Staybridge Suites®	35	7%	4,338	10%	476,309	7%	110
TownePlace Suites by Marriott®	12	3%	1,331	3%	103,707	2%	78
TravelCenters of America®	145	30%	N/A	N/A	1,819,681	29%	N/A
Petro Stopping Centers®	40	8%	N/A	N/A	705,505	11%	N/A
Total	475	100%	42,946	100%	$6,349,239	100%	$89

(1)	18 of our TA properties include a hotel. The rooms associated with these hotels have been excluded from total hotel rooms.
(2)	Excludes expenditures made from FF&E reserves funded from hotel operations, but includes amounts separately funded by us.
(3)

Effective July 1, 2008, we entered a rent deferral arrangement with TA which provides TA the option to defer payments of up to $5 million per month of rent under the two leases for the period July 1, 2008 until December 31, 2010. TA rents presented in this report are for periods through June 30, 2008 and do not reflect any rent deferral.

(4)	The amount of annual minimum rent payable to us by TA is scheduled to increase to $163,660, $167,714, $172,770 and $177,827 in 2009, 2010, 2011 and 2012, respectively.

Hospitality Properties Trust

Supplemental Operating and Financial Data

June 30, 2008

OPERATING STATISTICS BY HOTEL OPERATING AGREEMENT

		No. of
	No. of	Rooms /	Second Quarter (1)			Year to Date (1)
	Hotels	Suites	2008	2007	Change	2008	2007	Change
ADR
InterContinental (no. 1)	31	3,844	$114.99	$110.44	4.1%	$115.02	$110.50	4.1%
InterContinental (no. 2)	76	9,220	72.47	70.53	2.8%	72.33	70.28	2.9%
InterContinental (no. 3)	14	4,139	148.62	143.90	3.3%	148.21	142.90	3.7%
InterContinental (no. 4)	10	2,937	110.64	110.43	0.2%	112.82	111.06	1.6%
Marriott (no. 1)	53	7,610	125.42	125.55	-0.1%	127.00	126.69	0.2%
Marriott (no. 2)	18	2,178	121.21	118.83	2.0%	121.56	118.94	2.2%
Marriott (no. 3) (2)	34	5,026	111.98	110.21	1.6%	111.43	108.85	2.4%
Marriott (no. 4)	19	2,756	119.89	116.68	2.8%	124.14	120.56	3.0%
Marriott (no. 5) (2)	1	356	223.93	222.28	0.7%	230.01	216.58	6.2%
Hyatt	23	2,784	102.87	97.92	5.1%	105.00	96.66	8.6%
Carlson	11	2,096	102.20	98.24	4.0%	106.42	101.63	4.7%
Total/Average	290	42,946	$110.25	$107.99	2.1%	$111.22	$108.13	2.9%

OCCUPANCY
InterContinental (no. 1)	31	3,844	77.6%	78.3%	-0.7pt	74.7%	74.9%	-0.2pt
InterContinental (no. 2)	76	9,220	76.1%	77.5%	-1.4pt	72.9%	74.9%	-2.0pt
InterContinental (no. 3)	14	4,139	80.4%	81.7%	-1.3pt	76.9%	78.5%	-1.6pt
InterContinental (no. 4)	10	2,937	73.6%	73.6%	0.0pt	71.2%	72.1%	-0.9pt
Marriott (no. 1)	53	7,610	70.9%	71.2%	-0.3pt	66.8%	67.0%	-0.2pt
Marriott (no. 2)	18	2,178	75.6%	78.7%	-3.1pt	70.9%	75.6%	-4.7pt
Marriott (no. 3) (2)	34	5,026	77.1%	78.7%	-1.6pt	72.2%	74.5%	-2.3pt
Marriott (no. 4)	19	2,756	74.4%	75.7%	-1.3pt	72.7%	72.8%	-0.1pt
Marriott (no. 5) (2)	1	356	80.5%	85.5%	-5.0pt	81.8%	85.8%	-4.0pt
Hyatt	23	2,784	72.7%	58.3%	14.4pt	69.3%	57.2%	12.1pt
Carlson	11	2,096	69.7%	70.2%	-0.5pt	67.7%	69.1%	-1.4pt
Total/Average	290	42,946	75.1%	75.1%	0.0pt	71.7%	72.4%	-0.5pt

RevPAR
InterContinental (no. 1)	31	3,844	$89.23	$86.48	3.2%	$85.92	$82.77	3.8%
InterContinental (no. 2)	76	9,220	55.15	54.66	0.9%	52.73	52.64	0.2%
InterContinental (no. 3)	14	4,139	119.49	117.57	1.6%	113.97	112.18	1.6%
InterContinental (no. 4)	10	2,937	81.43	81.28	0.2%	80.33	80.07	0.3%
Marriott (no. 1)	53	7,610	88.92	89.39	-0.5%	84.84	84.88	0.0%
Marriott (no. 2)	18	2,178	91.64	93.52	-2.0%	86.19	89.92	-4.1%
Marriott (no. 3) (2)	34	5,026	86.34	86.74	-0.5%	80.45	81.09	-0.8%
Marriott (no. 4)	19	2,756	89.20	88.33	1.0%	90.25	87.77	2.8%
Marriott (no. 5) (2)	1	356	180.26	190.05	-5.2%	188.15	185.83	1.3%
Hyatt	23	2,784	74.79	57.09	31.0%	72.77	55.29	31.6%
Carlson	11	2,096	71.23	68.96	3.3%	72.05	70.23	2.6%
Total/Average	290	42,946	$82.80	$81.10	2.1%	$79.74	$78.07	2.1%

(1)	Includes data for the calendar periods indicated, except for our Marriott® branded hotels, which include data for comparable fiscal periods.
(2)

Effective January 1, 2008 we entered into a new lease for our Marriott Kauai Resort Beach Club hotel with a subsidiary of Marriott International, Inc. This hotel was previously included in Marriott agreement no. 3 and leased to one of our taxable REIT subsidiaries. Prior periods have been adjusted to remove of the Kauai property from Marriott (no. 3) and report its results in Marriott (no. 5).

“ADR” is average daily rate; “RevPAR” is revenue per available room. All operating data presented are based upon the operating results provided by our managers and tenants for the indicated periods. We have not independently verified our managers’ and tenants’ operating data.

Hospitality Properties Trust

Supplemental Operating and Financial Data

June 30, 2008

COVERAGE BY OPERATING AGREEMENT (1)

For the Twelve Months Ended (2)
Operating Agreement	6/30/2008	3/31/2008	12/31/2007	9/30/2007	6/30/2007
InterContinental (no. 1)	1.14x	1.12x	1.09x	1.08x	1.08x
InterContinental (no. 2)	1.42x	1.42x	1.43x	1.42x	1.39x
InterContinental (no. 3)	1.36x	1.37x	1.33x	1.31x	1.26x
InterContinental (no. 4)	1.18x	1.30x	1.39x	1.41x	1.47x
Marriott (no. 1)	1.60x	1.62x	1.63x	1.58x	1.54x
Marriott (no. 2)	1.20x	1.25x	1.33x	1.32x	1.37x
Marriott (no. 3) (3)	1.26x	1.26x	1.29x	1.27x	1.25x
Marriott (no. 4)	1.22x	1.23x	1.22x	1.18x	1.18x
Marriott (no. 5) (3)	0.61x	0.76x	0.80x	0.80x	0.65x
Hyatt	0.85x	0.69x	0.53x	0.49x	0.49x
Carlson	1.61x	1.66x	1.70x	1.64x	1.62x
TA (no. 1) (4)	1.17x	1.19x	1.26x	1.39x	1.45x
TA (no. 2) (4) (5)	1.14x	1.07x	1.09x	1.15x	1.31x

For the Three Months Ended (2)
Operating Agreement	6/30/2008	3/31/2008	12/31/2007	9/30/2007	6/30/2007
InterContinental (no. 1)	1.29x	1.09x	0.93x	1.25x	1.21x
InterContinental (no. 2)	1.55x	1.32x	1.25x	1.57x	1.55x
InterContinental (no. 3)	1.59x	1.29x	1.22x	1.35x	1.64x
InterContinental (no. 4)	1.18x	1.22x	1.25x	1.08x	1.65x
Marriott (no. 1)	1.74x	1.40x	1.55x	1.71x	1.83x
Marriott (no. 2)	1.25x	0.87x	1.34x	1.30x	1.48x
Marriott (no. 3) (3)	1.47x	1.01x	1.19x	1.39x	1.50x
Marriott (no. 4)	1.29x	1.37x	1.21x	1.00x	1.33x
Marriott (no. 5) (3)	0.36x	0.68x	0.44x	1.00x	0.94x
Hyatt	1.19x	1.08x	0.58x	0.55x	0.55x
Carlson	1.51x	1.66x	1.47x	1.78x	1.74x
TA (no. 1) (4)	1.43x	0.88x	0.85x	1.54x	1.52x
TA (no. 2) (4) (5)	1.51x	0.94x	0.93x	1.18x	1.25x

(1)

We define coverage as combined total property sales minus all property level expenses which are not subordinated to minimum payments to us and the required FF&E reserve contributions (which data is provided to us by our managers or tenants), divided by the minimum return or minimum rent payments due to us. For some combinations, amounts have been calculated using data for periods prior to our ownership of certain properties and prior to commencement of our operating agreements.

(2)	Includes data for the calendar periods indicated, except for our Marriott® branded hotels, which include data for comparable fiscal periods.
(3)

Effective January 1, 2008, we entered into a new lease for our Marriott Kauai Resort Beach Club hotel with a subsidiary of Marriott International, Inc. This hotel was previously included in Marriott agreement no. 3 and leased to one of our taxable REIT subsidiaries. Coverage ratios have calculated assuming the current operating agreements were in place for all periods presented. As part of the new guaranteed lease agreement for this hotel, we have agreed to provide funding for major capital projects at this hotel; as these improvements are funded our guaranteed rents will increase.

(4)	Includes data for periods prior to our ownership of some properties.
(5)	Includes data for periods some properties were not operated by the current operator.

All operating data presented are based upon the operating results provided by our managers and tenants for the indicated periods. We have not independently verified our managers’ or tenants’ operating data.

Hospitality Properties Trust

Supplemental Operating and Financial Data

June 30, 2008

OPERATING AGREEMENT EXPIRATION SCHEDULE

(dollars in thousands)

	Annualized Minimum Return / Rent	% of Annualized Minimum Return / Rent	Cumulative % of Annualized Minimum Return / Rent
2008	$—	—	—
2009	—	—	—
2010	20,643	3.6%	3.6%
2011	—	—	—
2012	58,544	10.3%	13.9%
2013	—	—	13.9%
2014	—	—	13.9%
2015	28,508	5.0%	18.9%
2016	—	—	18.9%
2017	—	—	18.9%
2018 and thereafter	463,319	81.1%	100.0%
Total	$571,014	100.0%

Weighted average remaining term	15.0 years